UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017 (August 18, 2017)

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 18, 2017, the Company closed its previously announced registered direct offering of an aggregate of 1,560,978 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). The Company sold the Shares at a price of $2.05 per share. The Company received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $3,200,000. Aegis Capital Corp. acted as the sole placement agent for the offering.

On August 18, 2017, the Company also closed its previously announced concurrent private placement for no additional consideration, of warrants (the “Warrants”) to purchase 780,489 shares of Common Stock. The Warrants are exercisable immediately on the date of issuance (the “Initial Exercise Date”), at an exercise price of $2.50 per share and will expire on the fifth (5th) anniversary of the Initial Exercise Date.

A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Exhibit 99.1 contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release, dated August 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 18, 2017		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Financial Officer